                                                                   Exhibit 10.33



                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 14, 1999 by and between CARDIOVASCULAR DYNAMICS, INC., a Delaware corporation (the "Company"), and Brett Trauthen, an individual (the "Executive").


                                  R E C I T A L

        The Company desires to employ Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Company in that capacity pursuant to the terms and conditions set forth herein.

                                 A G R E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

        1. EMPLOYMENT. The Company hereby agrees to employ the Executive as the Director of Research and Development for Coronary Radiation Catheter Products of the Company, and the Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills on such reasonable duties as shall be assigned to him by the Company commensurate with such position.

        2. TERM. The initial term of the Executive's employment hereunder shall commence January 14, 1999, ("Effective Date") and shall be for a period of two
(2) years, and shall automatically extend for successive one year periods following the initial term unless either party delivers written notice to the other no later than sixty (60) days prior to the end of the second anniversary of the Effective Date or any successive anniversary of the Effective Date, as the case may be, of intent not to renew. Executive's employment is subject to earlier termination as hereafter specified.

        3.     POSITION AND DUTIES.

               3.1 SERVICE WITH THE COMPANY. During the term of this Agreement, the Executive agrees to perform such reasonable duties and on such basis as shall be assigned to him from time to time by the Company (the "Company"); such duties, however, to be commensurate with the Executive's position. In particular, and without limitation, such duties shall include:

                      (a) managing projects related to beta emitting balloon catheters for the treatment or prevention of restenosis, including, without limitation, supervision of the project for obtaining approvals of (i) an IDE for the initiation of human clinical trials in the United States, (ii) CE Mark approvals, and (iii) PMA filing and approvals in the United States. In performing these duties, Executive will work under the guidance of the Radiation Management Committee.

                      (b) the position of Project Director for Coronary Radiation Catheter products. In this position, the Executive will manage all projects to develop such products and coordinate the clinical, regulatory and quality assurance functions required to bring such products to the commercial market.

                      (c) transferring the technology know-how regarding Coronary Radiation Catheter products to Company Technical and Business personnel.

                      (d) Managing other projects as assigned by the Company President, or his designee.

               3.2 NO CONFLICTING DUTIES. Except as provided in Exhibit A hereto, during the term hereof, the Executive shall not serve as an officer, director, employee, consultant or advisor to any other business; provided, however, that the Executive may serve as a director of another corporation so long as (i) such corporation does not compete, directly or indirectly, with the Company or any of its Affiliates in the area of Vascular Radiation Products, and
(ii) such services do not adversely affect Executive's ability to perform his duties under this Agreement, unless such other service is approved by the Board of Directors of the Company. For purposes of this Agreement, the term "Affiliate" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled by the Company. Notwithstanding the foregoing, nothing contained herein shall prevent Executive from making and expending any time of passive personal investments and/or expending reasonable amounts of time for educational and charitable activities. Except as provided in Exhibit A hereto, the Executive confirms that he is under no contractual commitment inconsistent with his obligations set forth in this Agreement.

        4.     COMPENSATION.

               4.1 BASE SALARY. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base salary of $115,000 ("Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed by the President of the Company, which may annually increase Executive's Base Salary in amounts consistent with industry practices as determined in his sole discretion. Executive's performance, the performance of the Company and such other factors as the President deems appropriate shall also be considered.

               4.2 INCENTIVE COMPENSATION PLANS. In addition to the Base Salary, Executive shall be eligible to participate in management incentive compensation plans approved by the Company's Board of Directors, such participation to be on terms similar to those afforded to other management employees holding positions with the Company. In addition to the Base Salary, the Executive shall be entitled to earn up to twenty percent (20%) of his Base Salary as incentive compensation. All amounts to which the Executive may be entitled under any incentive compensation plans shall be subject to the provisions, rules and regulations of any such plan which apply to other management employees.

               4.3 PARTICIPATION IN BENEFIT PLANS. During the term of this Agreement, Executive shall be entitled to participate in all employee benefit plans, profit-sharing, stock options, vacation and other perquisite plans and programs for which key employees of the Company are generally eligible. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations thereof that are generally available to all participants thereon, provided, however, in no event shall Executive's benefits be less than the benefits described in Exhibit B.

               4.4 EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, provided that Executive submits appropriate vouchers and expense reports substantiating the amount thereof and the business purposes for which such expenses were incurred.

        5.     TERMINATION.

               5.1 TERMINATION BY THE COMPANY FOR CAUSE. Any of the following acts or omissions shall constitute grounds for the Company to terminate the Executive's employment pursuant to this Agreement for "cause":

                      (a) Willful misconduct by Executive causing material harm to the Company but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement.

                      (b) Any material act or omission by the Executive involving gross negligence in the performance of the Executive's duties to, or material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by the Executive for the benefit of the Company;

                      (d) Any illegal act by the Executive which materially and adversely affects the business of the Company or any felony committed by Executive, as evidenced by conviction thereof, provided that the Company may suspend the Executive with pay while any allegation of such illegal or felonious act is investigated.

               Termination by the Company for cause shall be accomplished by written notice to the Executive and shall be preceded by a written notice providing a reasonable opportunity for the Executive to correct his conduct.

               5.2 TERMINATION FOR DEATH OR DISABILITY. In addition to termination for cause pursuant to Section 5.1 hereof, the Executive's employment pursuant to this Agreement shall be immediately terminated without notice by the Company (i) upon the death of the Executive or (ii) upon the Executive becoming totally disabled. For purposes of this Agreement, the term "totally disabled" means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by a competent physician selected by the Company's Board of Directors and reasonably agreed to by the Executive, following such one hundred eighty
(180) day period.

               5.3 TERMINATION FOR GOOD REASON. Executive's employment pursuant to this Agreement may be terminated by the Executive for "good reason" if the Executive voluntarily terminates his employment as a result of any of the following:

                      (a) Without the Executive's prior written consent, a reduction in his then current Base Salary;

                      (b) Without Executive's prior written consent, a relocation of the Executive's place of employment outside of Orange County, California;

                      (c) Resignation as a result of unlawful discrimination, as evidenced by a final court order;

                      (d) A reduction in duties and responsibilities which results in the Executive no longer having duties described in Section 3.1.; or

                      (e) The Company materially breaches any provision of this Agreement.

               5.4 TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement, and the employment of the Executive under this Agreement, without cause at any time upon at least thirty (30) days prior written notice to the Executive.

               5.5 PAYMENTS UPON REMOVAL OR TERMINATION. If during the term of this Agreement, the Executive resigns for one of the reasons stated in Section 5.3, or the Company terminates the Executive's service, except as provided in Sections 5.1 or 5.2 hereof, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive's termination, (iii) severance payment in an amount (the "Severance Amount") equal to Executive's then-current Base Salary, payable for the remainder of the Term; and (iv) all of Executive's options to purchase shares of the Company's common stock and restricted stock shall accelerate and automatically vest by one additional year. Such options shall be exercisable in accordance with their terms.

               All payments required to be made by the Company to the Executive pursuant to this Section 5.5 shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies, including, without limitation, the Severance Amount which shall be paid at such times and in such amounts consistent with the Company's normal payroll procedures and policies over the number of months immediately succeeding the date of termination that is equal to the number of months of Base Salary payable as the Severance Amount. If the Company terminates the Executive's employment pursuant to Sections 5.1 or 5.2, or if the Executive voluntarily resigns (except as provided in Section 5.3), then the

Executive shall be entitled to only the compensation set forth in items (i) and
(ii) or the first paragraph of this Section 5.5.

        6. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to an Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 6.

        7. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        8.     MISCELLANEOUS.

               8.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

               8.2 PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

               8.3 ARBITRATION. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the rules of the American Arbitration Association. The arbitrator shall be a retired Superior Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company.

               8.4 WITHHOLDING TAXES. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

               8.5 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

               8.6 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               8.7 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

               8.8 COUNTERPART EXECUTION. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

               8.9 ATTORNEYS FEES. Should any legal action or arbitration be required to resolve any dispute over the meaning or enforceability of this Agreement or to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its or his reasonable attorneys fees and costs incurred in such action, in addition to any other relief to which that party may be entitled.


               8.10 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be personally served or sent by United States Mail, and shall be deemed to have been given when personally served or two days after having been deposited in the United States Mail, registered mail, return receipt requested, with first class postage prepaid and properly addressed as follows:

               If to Executive:             Brett Trauthen
                                            2021 Port Weybridge Place
                                            Newport Beach, CA 92660

               If to the Company:           Cardiovascular Dynamics, Inc.
                                            13700 Alton Parkway, Suite 160
                                            Irvine, CA 92618
                                            Attn:  Chief Executive Officer

               8.11 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Executive agrees to sign the Company's standard form of employee proprietary information and inventions agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                            COMPANY
                                            CARDIOVASCULAR DYNAMICS, INC.,
                                            a Delaware corporation


                                            By: /s/ Jeffrey O'Donnell
                                                --------------------------------
                                            Its: President
                                                 -------------------------------


                                                EXECUTIVE

                                                /s/ Brett Trauthen
                                                --------------------------------
                                                Brett Trauthen

                                    Exhibit A

                        B. Trauthen Company Associations

                                      NONE

                                    Exhibit B


                              B. Trauthen Benefits


                 --Health Insurance

                 --Dental Insurance

                 --Prescription Drug Insurance

                 --401K Program Participation

                 --Employee Stock Purchase Program Participation

                 --Paid Company Holidays

                 --Paid vacation per company policy

                 --Reimbursement for all travel on company business